FOR IMMEDIATE RELEASE

                                                 CONTACT:
                                                 VALERIE BENT
                                                 CCG
                                                 OFFICE: 702 270-9696
                                                 MOBILE: 702 592-7570

                                                 GEOF WHEELWRIGHT
                                                 CIROND CORPORATION
                                                 OFFICE: 866 824-7662
                                                 MOBILE: 604 830-0095


                    CIROND LICENSES CORE WIRELESS TECHNOLOGY

SAN JOSE, CALIFORNIA - (MAY 10, 2004) - Cirond Corporation (NASDAQ OTCBB: CROO) today announced that it has entered into a non-exclusive Source Code License Agreement with Computer Associates International, Inc., which included an annual support fee renewable at the option of the licensee.

Details of the transaction are confidential.

ABOUT CIROND

SAN JOSE, CALIFORNIA-BASED CIROND CORPORATION (OTCBB: CROO.OB) IS DEDICATED TO MAKING 802.11-BASED WIRELESS NETWORKS EASIER TO INSTALL AND WORK MORE EFFECTIVELY FOR CORPORATIONS, SMALL BUSINESSES, PROFESSIONALS AND CONSUMERS. CIROND PRODUCTS INCLUDE AIRPATROL MOBILE AND AIRPATROL ENTERPRISE (ROGUE ACCESS POINT DETECTION AND NETWORK SECURITY SOLUTIONS), WINC MANAGER (A COMPREHENSIVE WIRELESS NETWORK MANAGEMENT AND SECURITY SOLUTION), AND THE WINC AND POCKETWINC WIRELESS CONNECTIVITY TOOLS FOR THE WINDOWS AND POCKET PC FAMILY OF OPERATING SYSTEMS. CIROND PRODUCTS ARE AVAILABLE DIRECTLY THROUGH THE COMPANY'S WEB SITE AT HTTP://WWW.CIROND.COM OR THROUGH ITS NETWORK OF VALUE ADDED RESELLERS.

CIROND: MAKING WIRELESS WORK.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

FORWARD LOOKING STATEMENTS AS SET FORTH IN THIS PRESS RELEASE ARE NECESSARILY BASED UPON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL AND MANY OF WHICH, WITH RESPECT TO FUTURE BUSINESS DECISIONS, ARE SUBJECT TO CHANGE. THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE FORWARD LOOKING STATEMENTS. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION, THE PRICE/PERFORMANCE REQUIREMENTS OF CUSTOMERS, THE ABILITY TO SELL PRODUCTS INCORPORATING THE TECHNOLOGY, THE IMPACT AND PRICING OF COMPETING TECHNOLOGIES, THE INTRODUCTION OF ALTERNATIVE TECHNOLOGICAL SOLUTIONS, AND OTHER RISKS DETAILED FROM TIME-TO-TIME IN CIROND'S SEC FILINGS AND REPORTS.


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